Exhibit 99.1

PDL Community Bancorp Announces Sale of real property related to former location of branch office

New York (July 31, 2020): On July 27, 2020, Ponce Bank (the “Bank”), the subsidiary of PDL Community Bancorp (the “Company”), completed the sale of the real property that was owned by the Bank and was the former location of a branch banking office, located at 30 East 170th Street, Bronx, New York (the “Real Property”). The purchase price for the Real Property was $4.7 million. The Bank’s carrying value of the Real Property as of July 27, 2020 was $82,000. The Bank incurred expenses related to the sale of the Real Property of approximately $250,000. The Bank anticipates recording a gain on sale of approximately $4.4 million.

The Bank has concurrently entered into a contract to purchase an existing property intended to become a full service branch banking office in a like-kind exchange. This property is located at 135-14 Northern Boulevard, Flushing NY 11354. The transaction is contingent upon, among other things, an acceptable feasibility study and necessary regulatory approvals.  Assuming the contingencies are satisfied and the like-kind exchange is completed, the Bank may be permitted to defer payments of the capital gains tax associated with the sale of the Real Property.

There is no material relationship between the Bank and the Company and the Purchaser of the Real Estate and its affiliates.

The Bank had previously relocated the branch banking operations to another location in the immediate neighborhood and, therefore, the transaction did not have a negative impact on the Bank's branch banking operations.

Carlos P. Naudon, the Company’s President and CEO, noted "We are excited about the sale of the Jerome avenue branch real property and look forward to continuing to provide the excellent products and customer service that Ponce Bank has always been known for in our new branch in the immediate neighborhood. More importantly, we see this as another step in our continuing efforts in enhancing shareholder value with minimum disruption to our current retail operations in the community.”

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.